Consent of Independent Registered Public Accounting Firm

The Board of Directors
Research Frontiers Incorporated:


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-53030, 33-86910, 333-08623, 333-34163, 333-80575, 333-63374, 333-106754 and
333-159094) and on Form S-3 (No. 333-133858, 333-40369,
333-115052,333-65219 and 333-159093) of Research
Frontiers Incorporated and subsidiary of our reports dated March 10, 2010, relating to the consolidated financial statements and financial statement schedule and the effectiveness of Research Frontiers Incorporated's internal control over financial reporting, which appear in this Form 10-K.


                              /s/ BDO Seidman, LLP
                                  BDO Seidman, LLP

  Melville, New York
  March 10, 2010